EXHIBIT 99.1

For immediate release.	Contact:	Mark Williams
913.307.1000

Mediware Reports Strong Quarterly Revenue and Earnings Growth

Company grows revenue by 16% and continues sound cost management programs. Conference call scheduled for Today, February 3rd at 10:00 a.m. EDT, 9:00 a.m. CDT

LENEXA, KS Feb. 3 -- Mediware Information Systems, Inc. (Nasdaq: MEDW), a provider of ClosedLoop™ clinical systems for blood and medication management, reported total revenue for its second fiscal quarter, ended December 31, 2008, of $10,015,000, compared to $8,659,000 in the year ago quarter, an increase of 16 percent. Net income for the quarter was $303,000, or 4 cents per fully diluted share, compared to a net loss of $337,000, or 4 cents per fully diluted share, in the second quarter of fiscal 2008.

Commenting on the quarter, Mediware president and chief executive officer, Kelly Mann, said: “I’m pleased to report that despite growing global economic challenges and the deterioration of the British Pound to U.S. dollar exchange rate, our second quarter performance generated both quarterly and six-month period revenue and earnings growth. During the period we were focused on deploying our growth programs and continuing a practice of sound operational management.”

Keys to the quarter include continued strong sales from the company’s UK-based medication management business, new sales in Blood Center Technologies, and the benefit of aggressive cost management programs.

Among the quarter’s highlights:

•	The company achieved a 16-percent growth in quarterly revenue while reducing SG&A expenses by 11-percent compared to the same quarter in the prior fiscal year;

•	Strong sales in the UK-based medication management business of pharmacy and e-prescribing software solutions, including the addition of 40 new facilities in South Africa;

•	The addition of several new blood center customers, including new sales to two of the top five independent blood centers in the United States;

•	Purchase of the assets of Hann’s On Software for approximately $3.5M, expanding presence in new market segments;

•	Service revenues increased to $8.0M in the second quarter in support of new system implementations and regular product upgrades.

Mr. Mann continued: “The global economy is beginning to have an effect on our business and we are seeing some sales delays. Further, revenue contributions from the UK were negatively impacted by declining foreign currency exchange rates. As a result, revenues were adversely impacted by approximately $479,000 in the six months ended December 31, 2008.  However, I am confident that we are taking the appropriate steps to proactively manage and grow our business.”

Mediware’s strategic new products, which can deliver significant cost controls to the customer and provide low barriers to entry through flexible subscription plans, are being positively received and provide the company a channel to new revenue.

Supporting this strategy, on November 20, 2008, Mediware acquired substantially all of the assets of Hann’s On Software, Inc (HOS).  The purchase price paid for the assets of HOS consists of an initial purchase price of $3,455,000 paid in cash, with an additional earn out opportunity based on operational performance and a working capital adjustment.

Mediware added approximately 320 subscription-based pharmacy customers as a result of the acquisition. Further, the acquired products allow Mediware to expand its presence with small acute care and behavioral health hospitals, specialty pharmacies and home infusion treatment providers. This acquisition follows Mediware’s November 2007 purchase of the business of Integrated Marketing Solutions (IMS) that resulted in the launch of Mediware’s Blood Center Technologies business.

A conference call to discuss first quarter’s results is scheduled for today, Tuesday, February 3, 2009 at 10:00 am Eastern Daylight Time, 9:00 am Central Daylight Time.  Individuals seeking to participate in the teleconference are encouraged to register for access online at http://www.directeventreg.com/registration/event/82929414  at least 5 minutes prior to the start of the conference. The conference ID is 82929414. Participants may also register by phone by calling toll-free 888-869-1189 (direct dial 706-643-5902) fifteen minutes prior to the call.

A replay of the call will be available after the call’s completion for 5 days at 800-642-1687 (direct dial 706-645-9291).  The conference ID is 82929414.  After 5 days, the replay will be available on the company’s web site: www.mediware.com.

Mediware Information Systems, Inc. Income Statement Highlights (in thousands, unaudited):

	Three Months Ended December 31,		Six Months Ended December 31,
	2008	2007	2008	2007

System Sales	$2,023	$2,032	$4,452	$6,222
Services	$7,992	$6,627	$15,396	$13,181
Total Revenue	$10,015	$8,659	$19,848	$19,403
Expenses	$9,672	$9,469	$19,293	$19,381
Operating Income (loss)	$343	$(810)	$555	$22
Net Income (loss)	$303	$(337)	$521	$126
Earnings (loss) Per Share – Diluted	$0.04	$(0.04)	$0.07	$0.01

Condensed Balance Sheet Highlights (in thousands) (unaudited):

	As of December 31,
	2008	2007

Cash and Cash Equivalents	$18,631	$20,949
Working Capital	$16,578	$20,706
Stockholders’ Equity	$40,089	$42,402

ClosedLoop™ clinical systems for safer healthcare.

EXPLANATION OF FOREIGN CURRENCY EXCHANGE RATE IMPACT ON REVENUES AND NET INCOME
For the Six Months Ended December 31, 2008
(In 000’s)
Unaudited

The impact of foreign currency exchange rates on revenues for the six months ended December 31, 2008 is presented herein, and the impact of rates on revenue and net income for the three and six months ended December 31, 2008 is presented below, because it is used by management to evaluate and understand the performance of Mediware’s U.K.-based business.  Revenue from Mediware’s U.K.-based business represented approximately 13% and 14% of Mediware’s consolidated revenue for the three- and six-months ended December 31, 2008, respectively.  The U.K.-based business operates in British pounds and its operating results are converted into U.S. dollars for reporting as part of Mediware’s consolidated results of operations in accordance with United States Generally Accepted Accounting Principles (“GAAP”).  As foreign exchange rates change, the translation of the income statements into U.S. dollars is effectuated at a different throughout the reporting period.  Foreign exchange rate movements are complex and changes are linked to macroeconomic factors not specific Mediware.  To evaluate the U.K.-based business during a company period with a substantial intra-period change in the effective British pound-U.S. dollar exchange rate, management sometimes applies an artificially fixed exchange rate to results for the entire fiscal period.  This is not a measure of financial performance under GAAP and should not be considered in isolation or as a substitute for the consolidated statements of operations prepared in accordance with GAAP as an indication of the Company’s operating performance.  Among other things, this measure ignores any actions that Mediware, its customers or competitors may have taken or may take in the future to adjust operating strategies to a different exchange rate environment.

	UK Revenue
	3-Months	6-Months
	Ended	Ended
	12/31/2008	12/31/2008
Impact of Foreign Currency Exchange Rate Changes on UK Based Business
UK based business results in functional currency (GBP)	£834,000	£1,622,000
Exchange rate, beginning of period (USD to GBP)	1.8175	1.9954
UK based business results in US Dollars, based on exchange rates at beginning of period	$1,516,000	$3,237,000
UK based business GAAP results in US Dollars, as reported	$1,291,000	$2,758,000
Net adverse impact of foreign currency exchange rate change on UK based business	$(225,000)	$(479,000)

	UK Net Income
	3-Months	6-Months
	Ended	Ended
	12/31/2008	12/31/2008
Impact of Foreign Currency Exchange Rate Changes on UK Based Business
UK based business results in functional currency (GBP)	£73,000	£158,000
Exchange rate, beginning of period (USD to GBP)	1.8175	1.9954
UK based business results in US Dollars, based on exchange rates at beginning of period	$133,000	$315,000
UK based business GAAP results in US Dollars, as reported	$102,000	$248,000
Net adverse impact of foreign currency exchange rate change on UK based business	$(31,000)	$(67,000)

About Mediware
Mediware delivers powerful software solutions that encapsulate patient care instructions, reinforce patient safety practices and improve efficiencies to lower costs. For blood medication management, Mediware offers specialized solutions proven to improve operational effectiveness and clinical outcomes. Mediware customers include prestigious hospitals, clinics, correctional institutions, blood centers and other public and private health care institutions throughout the world.  Visit www.mediware.com for more information about Mediware products and for other information about the company, which is regularly posted or otherwise available on its Investor Relations page.

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Certain statements in this press release may constitute "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995, as the same may be amended from time to time (the "Act") and in releases made by the SEC from time to time.  Such forward-looking statements are not based on historical facts and involve known and unknown risks, uncertainties and other factors disclosed in the Mediware's Annual Report on Form 10-K for the year ended June 30, 2008 and in Mediware’s subsequent Quarterly Reports on Form 10-Q, which may cause the actual results of the company to be materially different from any future results expressed or implied by such forward-looking statements.  Mediware  disclaims any obligation to update its forward-looking statements.